Exhibit 31(c)1

GEORGIA POWER COMPANY

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Michael D. Garrett, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Georgia Power Company; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 26, 2009

/s/Michael D. Garrett

Michael D. Garrett

President and Chief Executive Officer